    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999


                                                      REGISTRATION NO. 333-67587
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  YAHOO! INC.
             (Exact Name of Registrant as specified in its charter)

                 CALIFORNIA                                    77-0398689
          (State of incorporation)                (I.R.S. Employer Identification No.)

                           --------------------------
                            3420 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-3300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                                GARY VALENZUELA
 SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION, AND CHIEF FINANCIAL OFFICER
                            3420 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------
                                   COPIES TO:

                                JOSHUA L. GREEN
                                KEITH A. MILLER
                                KEVIN G. MONTLER
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement until October 20, 1999 or until such earlier time that all of the shares registered hereunder have been sold.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE


            TITLE OF EACH CLASS                     AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              OF SECURITIES TO                      TO BE           OFFERING PRICE        AGGREGATE           AMOUNT OF
               BE REGISTERED                    REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.00017 per
 share......................................  509,514 shares(3)        85.53125           43,579,369            12,115


(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq National Market on November 13, 1998 in accordance with Rule 457 under the Securities Act of 1933.


(3) Includes an aggregate of 40,594 shares issuable upon exercise of warrants held by the selling shareholders.

                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

    In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered for sale under the Securities Act by the attached Registration Statement on Form S-3 has been deemed to be increased to include the shares of Common Stock issued in connection with the two-for-one stock split effected on February 5, 1999 (the "Stock Split"), to the extent issued with respect to shares designated by such registration statement but unsold as of the date of the Stock Split.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Yahoo! Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 5, 1999.



                                          YAHOO! INC.

                                          By:                *
                                              --------------------------------
                                                       Timothy Koogle
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                                      TITLE                                     DATE
------------------------------------------------------------------------------------------  ------------------
              *
------------------------------
                              Chairman, Chief Executive Officer and Director (Principal      February 5, 1999
        Timothy Koogle          Executive Officer)

     /s/ GARY VALENZUELA
------------------------------
                              Senior Vice President, Finance and Administration, and Chief   February 5, 1999
       Gary Valenzuela          Financial Officer (Principal Financial Officer)

              *
------------------------------
                              Vice President, Finance (Chief Accounting Officer)             February 5, 1999
       James J. Nelson

              *
------------------------------
                              Director                                                       February 5, 1999
         Eric Hippeau

              *
------------------------------
                              Director                                                       February 5, 1999
        Arthur H. Kern

    /s/ JEFFREY A. MALLETT
------------------------------
                              President, Chief Operating Officer and Director                February 5, 1999
      Jeffrey A. Mallett

              *
------------------------------
                              Director                                                       February 5, 1999
        Michael Moritz

              *
------------------------------
                              Director                                                       February 5, 1999
          Jerry Yang



                            *By: /s/ GARY VALENZUELA
                       ---------------------------------
                                Gary Valenzuela
                                ATTORNEY-IN-FACT